      As filed with the Securities and Exchange Commission on July 17, 2000
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                       APPLIED MICRO CIRCUITS CORPORATION
             (Exact Name Of Registrant As Specified In Its Charter)

                                   ----------

           DELAWARE                                      94-2586591
 (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                               6290 SEQUENCE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 450-9333
               (Address, Including Zip Code, And Telephone Number,
        Including Area Code, Of Registrant's Principal Executive Offices)

                                   ----------

                  YUNINETWORKS, INC. 1999 EQUITY INCENTIVE PLAN
                            (Full Title Of The Plan)

                                   ----------

                               William E. Bendush
     Vice President, Finance and Administration, and Chief Financial Officer
                       APPLIED MICRO CIRCUITS CORPORATION
                               6290 Sequence Drive
                           San Diego, California 92121
                                 (858) 450-9333
            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                   ----------

                                   Copies to:
                              D. Bradley Peck, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (858) 550-6000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                          PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES                                       OFFERING                 AGGREGATE                AMOUNT OF
     TO BE REGISTERED        AMOUNT TO BE REGISTERED     PRICE PER SHARE (1)       OFFERING PRICE (1)      REGISTRATION FEE (2)
-------------------------------------------------------------------------------------------------------------------------------
       Common Stock
     (par value $.01)             133,722 shares            $0.55-$102.92             $553,452.71                $146.11
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the actual exercise price for shares subject to outstanding stock options previously granted under the YuniNetworks, Inc. 1999 Equity Incentive Plan. The following chart shows the calculation of the registration fee:

----------------------------------------------------------------------------------------------------------------------
                                                                             Offering Price           Aggregate
                 Type of Shares                       Number of Shares         Per Share            Offering Price
----------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the YuniNetworks, Inc. 1999 Equity
Incentive Plan                                              129,034                $.55                $70,968.70
----------------------------------------------------------------------------------------------------------------------
Common Stock issuable pursuant to outstanding
options under the YuniNetworks, Inc. 1999 Equity
Incentive Plan                                                4,688             $102.92               $482,488.96
----------------------------------------------------------------------------------------------------------------------

(2) Pursuant to Rule 429, the Company prepaid the entire registration fee for the 133,722 shares registered hereunder when it registered up to 2,250,000 shares of Common Stock pursuant to a Registration Statement on Form S-4 (File Number 333-37372) filed on May 19, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by APPLIED MICRO CIRCUITS CORPORATION (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California. As of the date of this Prospectus, Cooley Godward LLP owns 4,826 shares of the Company's Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and may require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against and undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     The Company has entered into separate indemnification agreements with its officers and directors. These agreements may require the Company, among other things, to indemnify the directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' insurance if available on reasonable terms. The Company maintains director and officer liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER
     5.1    Opinion of Cooley Godward LLP

    23.1    Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

    24.1    Power of Attorney is contained on the signature pages

    99.1    YuniNetworks, Inc. 1999 Equity Incentive Plan

    99.2 Form of Stock Option Agreement used in connection with the YuniNetworks, Inc. 1999 Equity Incentive Plan


ITEM 9.  UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 14, 2000.


                                   APPLIED MICRO CIRCUITS CORPORATION


                                   By:  /s/ William E. Bendush
                                      ----------------------------------
                                      William E. Bendush
                                      Vice President, Finance and
                                      Administration,and Chief Financial Officer




                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, and both or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                      SIGNATURE                                    TITLE                                   DATE


           /s/ DAVID M. RICKEY                        President, Chief Executive Officer           July 14, 2000
--------------------------------------------          and Director (principal executive
               DAVID M. RICKEY                        officer)



          /s/ WILLIAM E. BENDUSH                      Chief Financial Officer (principal           July 14, 2000
--------------------------------------------          financial and accounting officer)
             WILLIAM E. BENDUSH


          /s/ ROGER A. SMULLEN, SR.                   Chairman of the Board of Directors           July 14, 2000
--------------------------------------------
             ROGER A. SMULLEN, SR.


           /s/ R. CLIVE GHEST                         Director                                     July 14, 2000
--------------------------------------------
              R. CLIVE GHEST


           /s/ FRANKLIN P. JOHNSON, JR.               Director                                     July 14, 2000
--------------------------------------------
            FRANKLIN P. JOHNSON, JR.


           /s/ S. ATIQ RAZA                           Director                                     July 14, 2000
--------------------------------------------
               S. ATIQ RAZA



           /s/ ARTHUR B. STABENOW                     Director                                     July 14, 2000
--------------------------------------------
             ARTHUR B. STABENOW


           /s/ HARVEY P. WHITE                        Director                                     July 14, 2000
--------------------------------------------
              HARVEY P. WHITE


           /s/ WILLIAM K. BOWES, JR.                  Director                                     July 14, 2000
--------------------------------------------
              WILLIAM K. BOWES, JR.


                                  EXHIBIT INDEX



   EXHIBIT
    NUMBER                         DESCRIPTION
   -------                         -----------
      5.1        Opinion of Cooley Godward LLP

     23.1        Consent of Ernst & Young LLP, Independent Auditors

     23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

     24.1        Power of Attorney is contained on the signature pages

     99.1        YuniNetworks, Inc. 1999 Equity Incentive Plan

     99.2 Form of Stock Option Agreement used in connection with the YuniNetworks, Inc. 1999 Equity Incentive Plan